Exhibit 99.1

SOLERA NATIONAL BANCORP, INC. REPORTS FOURTH QUARTER 2010 AND
YEAR END RESULTS

Performance Highlights

•                  Record earnings of $416,000 in 4Q 2010, or $0.16 EPS.  For the year ended December 31, 2010, earnings of $134,000 increased $1.4 million versus prior year.

•                  Net interest income for the year ended December 31, 2010 of $4.2 million increased 46% versus prior year.

•                  Net interest margin increased 23 basis points year-over-year to 3.14%.

•                  Loan portfolio grew 17% to $58.9 million at December 31, 2010 compared to $50.5 million at December 31, 2009.

•                  Solera National Bank’s Tier 1 Leverage Capital Ratio of 11.2% and Total Risk-Based Capital Ratio of 18.7% at December 31, 2010 substantially exceeded the regulatory requirements of a well-capitalized bank.

LAKEWOOD, CO — January 31, 2011 - Solera National Bancorp, Inc. (OTC Bulletin Board: SLRK), the parent Company of Solera National Bank, reported fourth quarter 2010 net income of $416,000 or $0.16 per share compared with a net loss of $493,000 or ($0.19) per share in third quarter 2010 and a net loss of $9,000 or ($0.00) per share in fourth quarter 2009.  For the year ended December 31, 2010, the Company reported net income of $134,000, or $0.05 per share, compared to a net loss of $1,276,000, or ($0.50) per share for 2009.

“Solera reached a significant milestone in 2010 by achieving its first full year of profitability since opening its doors in September 2007,” said Douglas Crichfield, President and CEO.  “We believe this is a particularly meaningful accomplishment for a de novo bank building its business during challenging economic conditions.

“We finished the year with record levels of deposits, loans and assets.  We’re well-capitalized and have considerable lending capacity.  We continue building our relationship banking business with outstanding service and a full range of products.  Growing income from operations will be a top priority in 2011.”

Operating Performance

The Company generated total interest income of $1.59 million in fourth quarter 2010, which was essentially flat to both third quarter 2010 and fourth quarter 2009.  Interest expense in the quarter declined 30% compared with the prior year’s fourth quarter, contributing to an 18% rise in net interest income before loan loss provision to $1.09 million in the fourth quarter 2010 compared with $925,000 in the fourth quarter 2009.  Net interest income after the provision for loan losses increased to $1.06 million in fourth quarter 2010 compared with $795,000 in the prior year’s fourth quarter and $317,000 in third quarter 2010.

“The Company’s loan portfolio and loss reserves stabilized in fourth quarter 2010 following charge-offs in third quarter 2010 of two real estate participation loans made in the early stages of Solera’s operation,” noted Crichfield.  “A sharp drop in the Bank’s provision for loan losses compared with fourth quarter 2009 and third quarter 2010 allowed us to return to a trend of quarterly profitability begun in first quarter 2010.”

The Bank’s net interest margin, which was 3.22% in fourth quarter 2010, essentially unchanged from third quarter 2010 but 39 basis points higher than fourth quarter 2009, also contributed to Solera’s improved year-over-year results.

Solera generated noninterest income of $494,000 in the fourth quarter of 2010, compared with $200,000 in fourth quarter 2009 and $377,000 in third quarter 2010.  As it has for the past several quarters, the Company capitalized on favorable market conditions, recognizing a $475,000 net gain on the sale of securities during the quarter compared to $173,000 a year ago and $332,000 in third quarter 2010.

Noninterest expense was $1.14 million in fourth quarter 2010 compared with $1.00 million in fourth quarter 2009 and $1.19 million in third quarter 2010.  The Company continues to tightly control expenses and leverage its existing infrastructure.  The efficiency ratio improved to 102.2% in 2010 versus 134.8% in 2009.

Total assets at December 31, 2010 were $140.1 million, 6% higher than assets of $132.8 million at December 31, 2009, and 3% higher than assets of $136.2 million at the end of third quarter 2010.  Customer deposits were $111.0 million at the end of 2010, up 6% from the prior year.  Core deposits, which exclude time deposits, comprised 64% of total deposits at December 31, 2010 compared with 62% of total deposits at December 31, 2009.

Total loans of $58.9 million at December 31, 2010 represented a 17% increase compared with $50.5 million at the end of 2009.

“We were encouraged by our ability to manage expenses and cost of funds during the past year, which contributed to an improvement in Solera’s efficiency ratio,” explained Robert J. Fenton, Executive Vice President and CFO.  “Although generating income from operations must be Solera’s primary objective, we were able to capitalize on a strong investment portfolio to augment earnings during the past year and build capital.”

Asset Quality

Non-performing assets were 2.79% of total assets at December 31, 2010 compared to 0.55% of total assets at September 30, 2010 and 0.00% of total assets at December 31, 2009.

The allowance for loan losses was 2.00% of total loans at December 31, 2010, 1.64% at December 31, 2009 and 1.99% of total loans at September 30, 2010.

The provision for loan losses was $35,000 for the three months ended December 31, 2010, $130,000 for the three months ended December 31, 2009 and $780,000 for the three months ended September 30, 2010.

Capital

The Bank’s Tier 1 Leverage Capital Ratio was 11.2% at quarter end, while its Total Risk-Based Capital was 18.7% — both well in excess of commonly accepted regulatory standards for well-

capitalized institutions.  At December 31, 2010, the Company’s tangible book value per share was $7.10.

Crichfield concluded:  “We believe small businesses remain an underserved market, presenting numerous opportunities for a service-oriented institution like ours with sufficient capital to make loans.  We have been focusing on smaller commercial loans which diversify the portfolio and lower our overall risk profile.  Finally, Solera’s specialty in serving the Hispanic market and our high level of community involvement and visibility present unique opportunities to grow business.”

About Solera National Bancorp, Inc.

Solera National Bancorp, Inc. was incorporated in 2006 to organize and serve as the holding Company for Solera National Bank which opened for business on September 10, 2007.  Solera National Bank is a traditional, community, commercial bank with a specialized focus serving the Hispanic market.  It prides itself in delivering personalized customer service — welcoming, inclusive and respectful — combined with leading-edge banking capabilities. The Bank is also actively involved in the community in which it serves.

For more information, visit http://www.solerabank.com.

Cautions Concerning Forward-Looking Statements

This press release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Solera National Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, Solera National Bank (“Bank”), are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with the ability to grow the Bank and the services it provides, the ability to successfully integrate new business lines and expand into new markets, competition in the marketplace, general economic conditions and many other risks described in the Company’s Securities and Exchange Commission filings. The most significant of these uncertainties are described in our Annual Report on Form 10-K and Quarterly reports on Form 10-Q all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the Company has a limited operating history upon which to base an estimate of its future financial performance; the Bank’s failure to implement its business strategies may adversely affect the Company’s financial performance; the continuation of the economic downturn may have an adverse effect on the Company’s financial performance; and the Company is subject to extensive regulatory oversight. We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

For more information contact:

Douglas Crichfield, President & CEO, 303-937-6429

Robert J. Fenton, Executive Vice President and Chief Financial Officer, 303-202-0933

FINANCIAL TABLES FOLLOW

SOLERA NATIONAL BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

($000s)	9/30/10	12/31/10	12/31/09
ASSETS
Cash and due from banks	$698	$936	$1,696
Federal funds sold	—	—	820
Interest-bearing deposits with banks	266	266	3,784
Investment securities, available-for-sale	72,876	76,313	73,441
FHLB and Federal Reserve Bank stocks, at cost	1,165	1,168	1,131
Gross loans	60,378	58,897	50,504
Net deferred (fees)/expenses	(85)	(75)	(114)
Allowance for loan losses	(1,200)	(1,175)	(830)
Net loans	59,093	57,647	49,560
Premises and equipment, net	768	731	875
Accrued interest receivable	749	759	814
Other real estate owned	—	1,838	—
Other assets	598	489	719
TOTAL ASSETS	$136,213	$140,147	$132,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing demand deposits	$1,894	$1,891	$2,624
Interest-bearing demand deposits	11,224	11,605	6,830
Savings and money market deposits	53,535	57,132	55,318
Time deposits	41,708	40,327	39,629
TOTAL DEPOSITS	108,361	110,955	104,401

Securities sold under agreements to repurchase and federal funds purchased	1,085	343	326
Accrued interest payable	99	91	82
Accounts payable and other liabilities	340	260	344
Federal Home Loan Bank borrowings	6,000	10,000	8,750
Deferred rent liability	95	97	85
Capital lease liability	87	76	118
TOTAL LIABILITIES	116,067	121,822	114,106

Common stock	26	26	26
Additional paid-in capital	25,916	25,980	25,768
Accumulated deficit	(8,298)	(7,882)	(8,016)
Accumulated other comprehensive income	2,502	201	956
TOTAL STOCKHOLDERS’ EQUITY	20,146	18,325	18,734
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$136,213	$140,147	$132,840

SOLERA NATIONAL BANCORP, INC.

CONSOLIDATED INCOME STATEMENTS

(unaudited)

	For the Three Months Ended:			For the Year Ended:
($000s, except per share data)	9/30/10	12/31/10	12/31/09	12/31/10	12/31/09
Interest and dividend income
Interest and fees on loans	$901	$878	$713	$3,381	$2,093
Federal funds sold	—	—	2	2	5
Investment securities	713	698	896	2,959	2,896
Dividends on bank stocks	10	9	11	41	42
Other	1	1	8	8	9
Total interest income	1,625	1,586	1,630	6,391	5,045

Interest expense
Deposits	466	429	622	1,905	1,802
Securities sold under agreements to repurchase and federal funds purchased	2	3	2	8	12
FHLB borrowings	58	59	78	261	334
Capital leases	2	2	3	9	13
Total interest expense	528	493	705	2,183	2,161
Net interest income	1,097	1,093	925	4,208	2,884
Provision for loan losses	780	35	130	1,110	562
Net interest income after provision for loan losses	317	1,058	795	3,098	2,322

Noninterest income
Customer service and other fees	19	19	26	74	247
Other income	16	—	1	16	5
Gain on sale of other real estate owned	10	—	—	10	—
Gain on sale of securities	332	475	173	1,338	377
Total noninterest income	377	494	200	1,438	629

Noninterest expense
Salaries and employee benefits	619	569	548	2,325	2,436
Occupancy	137	140	141	558	558
Professional fees	134	107	80	426	318
Other general and administrative	297	320	235	1,093	915
Total noninterest expense	1,187	1,136	1,004	4,402	4,227

Net income (loss)	$(493)	$416	$(9)	$134	$(1,276)

Number of deposit accounts	1,656	1,615	1,595	1,615	1,595
Number of loan accounts	181	178	150	178	150
Total accounts	1,837	1,793	1,745	1,793	1,745

Asset Quality:
Non-performing loans to total loans	1.24%	3.53%	0.00%	3.53%	0.00%
Non-performing assets to total loans and OREO	1.24%	6.45%	0.00%	6.45%	0.00%
Non-performing assets to total assets	0.55%	2.79%	0.00%	2.79%	0.00%
Allowance for loan losses to total loans	1.99%	2.00%	1.64%	2.00%	1.64%
Allowance for loan losses to non-performing loans	160.21%	56.57%	NA	56.57%	NA
Other real estate owned	$—	$1,838	$—	$1,838	$—

Selected Financial Ratios:
Earnings per share	$(0.19)	$0.16	$(0.00)	$0.05	$(0.50)
Net interest margin	3.24%	3.22%	2.83%	3.14%	2.91%
Efficiency ratio	103.9%	102.2%	105.5%	102.2%	134.8%
Tangible book value per share	$6.91	$7.10	$6.96	$7.10	$6.96
Tier 1 leverage ratio (1)	10.9%	11.2%	11.1%	11.2%	11.1%
Tier 1 risk-based capital ratio (1)	17.4%	17.4%	19.7%	17.4%	19.7%
Total risk-based capital ratio (1)	18.7%	18.7%	20.8%	18.7%	20.8%

(1) Solera National Bank only